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                                                          ACCESS CORPORATION
                                          CALCULATION OF NET EARNINGS (LOSS) PER COMMON SHARE
                                                     AND COMMON SHARE EQUIVALENTS

                                                          YEAR ENDED APRIL 30


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
                                    1991            1992               1993             1994              1995
Net earnings (loss) applicable to
Common Share and Common Share
Equivalents:
  Net earnings (loss) Before
  Cumulative Effect of change in
  Accounting Principle              $  153,524      $  614,008         ($  182,731)     ($  615,239)      $  129,370



Cumulative Effect as of May 1,1992
  of a change in the Accounting for
  income taxes, net of valuation
  allowance of $2,220,000                                               $  730,000



Preferred Dividend                                                                                        $   64,685


  Net earnings (loss) applicable to
  Common Shares and Common
  Share Equivalents After
  Cumulative Effect and
  Preferred Dividend                $  153,524      $  614,008          $  547,269      ($  615,239)      $   64,685
                                    ----------      ----------         -----------      ------------      ----------



Calculation of primary net earnings
(loss) per Common Share and
Common Share Equivalents:
  Average number of Common Shares
  and Common Share Equivalents
  outstanding;                       4,809,236       4,865,559           4,865,559        4,865,559        4,865,559
                                    ----------      ----------         -----------      -----------       ----------



Average number of Common Shares
  and Common Share Equivalents
  outstanding;                       4,809,236       4,865,559           4,865,559        4,865,559        4,865,559
                                    ----------      ----------         -----------      -----------       ----------


Primary net earnings (loss) per
  Common Share and Common Share
  Equivalent Before Cumulative Effect
  of change in Accounting Principle $     0.03      $     0.13         ($     0.04)     ($     0.13)      $     0.01



Cumulative Effect of change in
  Accounting Principle per
  Common Shares and
  Common Share Equivalents                                              $     0.15


Primary net earnings (loss) per Common
  Share and Common Share Equivalent
  After Cumulative Effect of change
  in Accounting Principle           $   0.03        $     0.13          $     0.11      ($     0.13)      $     0.01



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